EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference into this Form S-8 Registration Statement of our reports on the consolidated financial statements of Pacific Aerospace & Electronics, Inc. (the "Company") and its subsidiaries, and of PCT Holdings, Inc., a Nevada corporation, the Company's predecessor by merger, and its subsidiaries. We also consent to the reference to our firm under the caption "Experts."



Everett, Washington
June 11, 1997


                                      /s/ MOSS ADAMS LLP